Exhibit 10.1

Employee Separation Agreement and Mutual General Release

This Employee Separation Agreement and General Release (the “Agreement”) is entered into by and between Symbolic Logic, Inc. (“Symbolic” or the “Company”)1 and Matthew Stecker (“you,” “your” or the “Employee”).

The purpose of this Agreement is to confirm the terms of your separation of employment with Symbolic and to release each of you and Symbolic from any claims. Unless you rescind your assent as set forth in Section 9 below, this Agreement shall be effective on the eighth (8th) day following the day you sign it (the “Effective Date”), at which time it shall become final and binding on all parties. With these understandings and in exchange for the promises of you and the Company as set forth below, you and Symbolic agree as follows.

1.	Resignation.

The Company accepts your statement of resignation of August 26, 2022 (“Resignation”) and your employment with the Company as CEO and Chairman, and any other titles, terminated effective 5:00 pm EDT on that date (“Resignation Date”). Following your Resignation, you will continue to be a member of the Company’s board of directors.

2.	Separation and Final Wages.

A.           On the Resignation Date, you were paid all earned, but unpaid salary through the Resignation Date and any other accrued but unpaid amounts that might be due under Company policies or applicable law (the “Accrued Amounts”). Both parties acknowledge that you were paid via regular payroll through 8/31/2022, and agree that payment through this date will not be reimbursed or clawed back.

B.           As of the Resignation Date, your salary ceased and any entitlement you had or might have had under a Company-provided benefit plan, program, contract or practice terminated, except as required by federal or state law, or as otherwise described below. You acknowledge that, as of the Resignation Date your employment with the Company terminated. You further acknowledge that from and after the Resignation Date, you had and have no authority to represent yourself as an employee, officer, or agent of the Company, and you agree not to represent yourself in the future as an employee or officer of the Company. You may acknowledge and represent the you are and will continue to be a member of the Company’s board of directors.

1. Except for the obligations set forth in Section 2, which shall be solely the obligations of Symbolic, Inc., whenever the terms “Symbolic, Inc.,” “Symbolic” or the “Company” are used in this Agreement (including, without limitation, Section 6), they shall be deemed to include Symbolic, Inc., and any and all of its divisions, affiliates and subsidiaries and all related entities (including its and their directors, officers, employees, agents, successors and assigns).

3.	Resignation Payment.

A.           If you (i) do not rescind this Agreement, as set forth in Section 9 below, (ii) comply with the terms of this Agreement, and any other post-employment obligations, and (iv) execute (no earlier than the Resignation Date), do not revoke, and comply with the attached General Release and Satisfaction Agreement (Exhibit A),), the Company will pay you a separation bonus Resignation Payment in the gross amount of $350,000.00 (THREE HUNDRED FIFTY THOUSAND DOLLARS AND NO CENTS) (the “Resignation Payment”), in exchange for your resignation, waiver of all rights under your employment agreement dated July 17, 2017, as amended (“Employment Agreement”) and your acknowledgment and affirmation of item 2.A, above. Such waiver will not be considered complete until the payment described in this paragraph is made.

B.           Resignation Payment shall be subject to 22% withholdings and taxes and shall be reported as supplemental income to the IRS. The Resignation Payment amount will be paid in a lump sum on the later of (a) September 15, 2022 or (b) the first regularly scheduled payroll date after the Effective Date.

C.           If you (i) do not rescind this Agreement, as set forth in Section 9 below, (ii) comply with the terms of this Agreement, and any other post-employment obligations, and (iv) execute (no earlier than the Resignation Date), do not revoke, and comply with the attached General Release and Satisfaction Agreement (Exhibit A), the Company will accelerate the vesting of your remaining 100,000 unvested restricted stock awards (RSAs) from your Restricted Stock grant dated January 21, 2022 (the “Accelerated Shares”). You understand and acknowledge that any and all tax liabilities associated with the vesting of the Accelerated Shares (“Tax Liabilities”) are and shall be solely yours and, notwithstanding anything to the contrary herein contained, you shall indemnify and hold harmless the Company from and against any Tax Liability and costs of collection of any such Tax Liabilities.

D.           The Company has the right to seek return of the Resignation Payment for any breach of this agreement or post-employment obligations through traditional equitable remedies. Such challenge will not be made between the execution of this Agreement and the closing of the Resignation Payment, as described in (B) above.

2.	Acknowledgments. You acknowledge and agree that:

A.           this Agreement and the Resignation Payment are neither intended to nor shall they constitute a severance plan and shall confer no benefit on anyone other than the Company and you; and

B.           except for any vested monies due to you pursuant to the Company’s 401(k) savings plan, as of the date you sign this Agreement, you have been paid and provided all wages, vacation pay, holiday pay, equity, authorized, reimbursable business expenses, and all other forms of compensation, benefit or remuneration that may be due to you now or which would have become due in the future in connection with your employment with or separation of employment from the Company.

any continuation of a benefit associated with your employment beyond the Resignation Date (i.e., health insurance) is solely an accommodation by the Company to assist in your transition to a new provider may be discontinued at any time at the sole discretion of the Company.

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3.	Unemployment Insurance.

After the Resignation Date, you may seek unemployment benefits as a result of your separation from the Company. Decisions regarding eligibility for and amounts of unemployment benefits are made by the applicable state agency, not by the Company. The Company will not object to your request for unemployment benefits to the applicable state agency; and

4.	Your Agreements. You hereby covenant and agree as follows:

A.           Your termination from employment with the Company shall be effective as of the Resignation Date, without the need of acceptance or further action by the Company.

B.           You will for a period ending on December 31, 2022, assist the Company upon request up to 5 hours per week, to continue all business development efforts related to the application of self-learning algorithms and the symbolic tagging and organizing of physical objects (“Ongoing Cooperation”).

C.           Except for the phone purchased by the Company and as needed in conjunction with the Ongoing Cooperation and your service as a director, you and the Company agree that you do not have any Symbolic property and documents (whether in hard copy or electronic form) in your custody and possession. If you discover any such Company property or documents in the future, you will immediately notify the Company.

D.           You will abide by any and all common law and/or statutory obligations relating to the protection and non-disclosure of the Company’s trade secrets and/or confidential and proprietary documents and information, and you specifically agree that you will not disclose any confidential or proprietary information that you acquired as an employee of the Company to any other person or entity, or use such information in any manner that is detrimental to the interests of the Company.

E.           To the extent you maintain or acquire any intellectual property rights regarding the Company’s businesses related to the application of self-learning algorithms and the symbolic tagging and organizing of physical objects, you grant the Company a perpetual license to the same, as of the Resignation Date.

F.           You and the Company will keep confidential and not publicize or disclose the circumstances or negotiations leading to the existence and terms of this Agreement, other than to (i) an immediate family member, your legal counsel, accountant or financial advisor, provided that any such individual to whom disclosure is made shall be bound by these confidentiality obligations; or (ii) as mandated by applicable state or federal law. Any statement regarding your Resignation placed on the Company’s website or as a current report filed on form 8-K with the Securities Exchange Agreement shall be mutually approved.

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G.           Nothing in this Agreement prohibits you from providing truthful testimony in any legal proceeding or in communicating with any governmental agency or representative or from making any truthful disclosure required, authorized or permitted under law; provided, however, that in providing such testimony or making such disclosures or communications, you will use your best efforts to ensure that this Section 6 is complied with to the maximum extent possible. In addition, any non-disclosure provision in this Agreement does not prohibit or restrict you (or your attorney, if applicable) from initiating communications directly with, responding to any inquiry from, or providing testimony before the SEC, FINRA, any other self-regulatory organization or any other state or federal regulatory agency regarding this Agreement or its underlying facts or circumstances. Furthermore, nothing in this Agreement shall bar or prohibit you from contacting, seeking assistance from or participating in any proceeding before any federal or state administrative agency to the extent permitted by applicable federal, state and/or local law. However, you nevertheless will be prohibited to the fullest extent authorized by law from obtaining monetary damages in any agency proceeding in which you do so participate. Moreover, nothing contained in this Agreement, including this Section 6, shall prohibit or be construed as prohibiting the exercise of any right by you under Section 7 of the National Labor Relations Act or that you cannot waive or forego under applicable laws or regulations.

H.           In the event of a breach of this Agreement, the Company will be able to seek any legal or equitable remedy available to the Company, such as a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that monetary damages would not afford an adequate remedy, and without the necessity of posting any bond or other security). The Company will also be entitled to stop providing and/or to seek recovery of any Resignation Payment, as set forth above. Nothing set forth herein, or elsewhere in the Agreement, is intended to limit the relief available to the Company.

5.	Nondisparagement.

A.           You agree that you shall not make any statements that are disparaging about or adverse to the business interests of the Company or which are intended to harm the reputation of the Company, including, but not limited to, any statements that disparage any product, service, finances, employees, officers, directors, capability or any other aspect of the business of the Company, unless required to do so by law or by an order of a court or other forum of competent jurisdiction. Nothing set forth in this Section 7.A., or elsewhere in the Agreement, is intended to restrict or impede you from exercising your rights under Section 7 of the National Labor Relations Act. The Company’s officers and directors shall not make any statements that are disparaging about or adverse to your business interests or which are intended to harm your reputation, unless required to do so by law or by an order of a court or other forum of competent jurisdiction.

B.           The Company agrees that each member of its Board of Directors, individually and/or collectively, shall not make any statements that are disparaging about or adverse to your interests or which are intended to harm your reputation.

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6.	Release of Claims.

i.            Representation and Release by You. You specifically and expressly acknowledge that this Agreement is intended to include and extinguish all claims, known and unknown, which exist up to and including the date you sign this Agreement and which arise from your employment with Company, your Employment Agreement, or separation from employment and that no possible claim against Company Releasees would materially affect or change your complete and voluntary acceptance of this Agreement, even if such claim were unknown at the time of signing of this Agreement and discovered after that signing.

ii.           You have not initiated, and shall not initiate, against any of the Company Releasees any claim, action, or proceeding pertaining in any manner to a released claim.

iii.           You represent and agree that: (a) you have been paid all monies that are owed to you, other than as set forth in this Agreement; (b) the payments and benefits set forth in this Agreement, together with payments and benefits previously provided to you, are complete payment, settlement, accord and satisfaction with respect to all obligations and liabilities of Company Releasees to you, and with respect to all claims, causes of action and damages that could be asserted by you against Company Releasees regarding your employment with, change in employment status with, and/or termination from employment, including, without limitation, all claims for wages, salary, commissions, draws, car allowances, incentive pay, bonuses, business expenses, paid time off, stock and stock options, severance pay, attorneys’ fees, compensatory damages, exemplary damages, or other compensation, benefits, costs or sums; (c) you have no known workplace injuries or occupational diseases; (d) you either have been provided or you have not been denied any leave requested under the Family and Medical Leave Act, the Americans with Disabilities Act, or other applicable leave of absence laws; and (e) you have not complained and you are not aware of any fraudulent activity or any act(s) which would form the basis of a claim of fraudulent or illegal activity by the Company Releasees.

B.	WAIVER OF RIGHTS UNDER THE PENNSYLVANIA MINIMUM WAGE ACT AND SIMILAR STATUTES.

You acknowledge, agree and understand that employees have certain rights under the Pennsylvania Minimum Wage Act, as interpreted by Pennsylvania Code Title 34, Ch. 231, (the “PA Minimum Wage Act”) regarding when, how, and how much they must be paid, including but not limited to the right to be paid wages earned within timeframes provided in the PA Minimum Wage Act; that wages include amounts payable to employee for hours worked, which may include salaries, determined and due commissions, overtime pay, tips, and earned vacation or holiday payments due to employees under oral or written agreements; and that employees have the right to bring private lawsuits for violation of the PA Minimum Wage Act. You expressly agree that you are releasing the Company Releasees from any claim or claims you might have for back wages, salary, vacation pay, draws, incentive pay, bonuses, commissions or any and all other form of compensation under the Pennsylvania Minimum Wage Act, as interpreted by Pennsylvania Code Title 34. Ch. 231, as amended, or any other similar statute that may apply to your employment with the Company.

C.	Representation by Symbolic.

Symbolic represents and warrants that the Company is not currently aware of any factual basis to assert against you any claims, including any claims for fraud, embezzlement, other conduct that constitutes a crime under state or federal law, or misappropriation of Company property (including intellectual property).

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7.	OWBPA, Right to Counsel, and Right to Revoke.

A.           Because you are at least forty (40) years of age, you have specific rights under the ADEA and Older Workers Benefits Protection Act (“OWBPA”). The release in this Agreement is intended to release any claim you may have against Symbolic alleging discrimination on the basis of age under the ADEA, OWBPA and other laws. Notwithstanding anything to the contrary in this Agreement, the release in this Section 9 does not cover rights or claims under the ADEA that arise from acts or omissions that occur after the date you sign this Agreement.

B.           Pursuant to the OWBPA, Symbolic hereby advises you in writing to consult with legal counsel of your choice prior to signing this Agreement for the purpose of reviewing and understanding the terms of this Agreement.

C.           Consistent with the provisions of the OWBPA, the Company is providing you with twenty-one (21) days to consider and accept the terms of this Agreement by electronically signing the execution copy that will be sent to you. You agree that any changes to this Agreement, whether material or immaterial, will not restart the running of this twenty-one (21) day period.

D.           In addition, you may rescind your assent to this Agreement if, within seven (7) days after you sign this Agreement, you deliver a notice of rescission to Matthew Gerritsen, Esq., 941 Plymouth St., Bridgewater, MA with a copy by electronic mail to mag-law@comcast.net. To be effective, such rescission must be received within the seven (7) day period.

8.           Cooperation. You agree to cooperate fully with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought or threatened in the future against or on behalf of the Company or its successor(s), including any claim or action against its and their directors, officers and employees. Your cooperation in connection with such claims or actions shall include, without limitation, your being reasonably available (in a manner that does not unreasonably interfere with any employment obligations you may have) to speak or meet with the Company to prepare for any proceeding, provide truthful affidavits, assist with any audit, inspection, proceeding or other inquiry, and act as a witness in connection with any litigation or other legal proceeding affecting the Company. The Company will reimburse you for any reasonable, out-of-pocket expenses that you may incur in providing such assistance, so long as you first obtain written pre-approval. Further, the Company shall compensate you for all time incurred meeting your obligations hereunder (other than testifying as a fact witness in any proceeding) at a daily rate equivalent to your daily base rate from the Company as of the Resignation Date. Further, the Company shall reimburse you for any reasonable attorneys’ fees incurred by you in seeking personal representation in connection with your cooperation with the Company.

9.           Immunity under the Defend Trade Secrets Act of 2016. You shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Disclosures to attorneys made under seal or pursuant to court order are also protected in certain circumstances under said Act.

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10.           No Liability or Wrongdoing. Nothing in this Agreement, or any of its terms and provisions, or any of the negotiations or proceedings connected with it, constitutes, will be construed to constitute, will be offered in evidence as, received in evidence as, and/or deemed to be evidence of, an admission of liability or wrongdoing by either party, and any such liability or wrongdoing is hereby expressly denied by both parties.

11.           Section 409A. Notwithstanding anything in this Agreement to the contrary, in the event that any payment or right to payment provided under this Agreement is deemed to constitute non- qualified deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), this Agreement will be interpreted in a manner consistent with Section 409A and, in the event that any provision that is necessary for compliance with Section 409A is determined by the Company, in its sole discretion, to have been omitted, such omitted provision will be deemed included herein and is hereby incorporated as part of this Agreement. Notwithstanding anything to the contrary herein, a termination of employment will not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each payment made under this Agreement will be designated as a “separate payment” within the meaning of the Section 409A of the Code.

12.	Miscellaneous.

A.           This Agreement supersedes any and all prior oral and/or written agreements relating to the subject matter addressed herein, except the Indemnification Agreement, dated March 17, 2016, which shall remain in full force and effect as long as you serve on the Company’s board of directors.

B.           Except as set forth below in Section 14.C., no variations or modifications hereof shall be deemed valid unless reduced to writing and signed by the Company and you. Any waiver of any provision of this Agreement shall not constitute a waiver of any other provision of this Agreement unless expressly so indicated otherwise.

C.           The provisions of this Agreement are severable, and if for any reason any part hereof shall be found to be unenforceable, that part can be reformed or stricken by a court of competent jurisdiction and the remaining provisions shall be enforced in full.

D.           The language of all parts of this Agreement shall in all cases be construed according to its fair meaning and not strictly for or against either of the parties.

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E.           The validity, interpretation, and performance of this Agreement, and any and all other matters relating to your employment and separation of employment from the Company, shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without giving effect to conflict of law principles. Both parties agree that any action, demand, claim, or counterclaim relating to (i) your employment and separation of your employment, and/or (ii) the terms and provisions of this Agreement or to its breach, shall be commenced in the Commonwealth of Pennsylvania in a court of competent jurisdiction and that venue for such actions shall lie exclusively in Pennsylvania. You also agree that a court in Pennsylvania will have personal jurisdiction over you, and you waive any right to raise a defense of lack of personal jurisdiction by such a court. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THE PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.

F.           This Agreement may be executed in multiple counterparts, each of which shall be deemed an original agreement and both of which shall constitute one and the same agreement. The counterparts of this Agreement may be executed and delivered by facsimile or other electronic signature (including portable document format) by either of the parties and the receiving party may rely on the receipt of such document so executed and delivered electronically.

By signing the below, you hereby acknowledge that you have been encouraged and given an opportunity to consult with legal counsel. By executing this Agreement, you are acknowledging that (a) you have been afforded sufficient time to understand the provisions and effects of this Agreement and to consult with legal counsel; (b) your agreements and obligations under this Agreement are made voluntarily, knowingly and without duress; and (c) neither the Company nor its agents or representatives have made any representations inconsistent with the provisions of this Agreement.

SIGNATURE PAGE TO FOLLOW

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If the foregoing correctly sets forth our arrangement, please electronically sign the execution copy of this document, which will be sent to you via Adobe Sign, or similar service, within twenty-one (21) days after your Resignation Date.

Very truly yours, SYMBOLIC LOGIC, INC.

/s/ Igor Volshteyn
By: Igor Volshteyn
Its: CEO

Accepted and Agreed To:

/s/ Matthew Stecker

Matthew Stecker

Dated:	08/26/2022

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IF YOU DO NOT WISH TO USE THE 21-DAY PERIOD,

PLEASE CAREFULLY REVIEW AND SIGN THIS DOCUMENT

I, Matthew Stecker, acknowledge that I was informed and understand that I have 21 days within which to consider the attached Separation Agreement and Mutual General Release, have been advised of my right to consult with an attorney regarding such Agreement and have considered carefully every provision of the Agreement, and that after having engaged in those actions, I prefer to and have requested that I enter into the Agreement prior to the expiration of the 21-day period.

Dated:	Aug 26, 2022	/s/ Matthew Stecker
Matthew Stecker

EXHIBIT A

General Release and Satisfaction Agreement

GENERAL RELEASE AND SATISFACTION AGREEMENT

In consideration of the Resignation Payment and other mutually agreed upon consideration, Symbolic, Inc., including any and all of its divisions, affiliates and subsidiaries and all related entities, (“Symbolic” or the “Company”) and Matthew Stecker (“you,” “your” or the “Employee”) agree as follows:

A.	Release of Claims

i.	In consideration of the Resignation Payment, and other mutually agreed upon consideration, you voluntarily, irrevocably, and unconditionally release and discharge Company and its former and present owners, parents, shareholders, predecessors, successors, assigns, agents, directors, officers, employees, officers, subsidiaries, and affiliates, and all persons acting by, under, or in concert with any of them (collectively, “Company Releasees”) from any and all complaints, claims, demands, contracts, liabilities, actions, causes of action, promises, or rights of any nature whether known or unknown and whether in law or in equity which you now own or hold or have at any time owned or held against Company Releasees arising out of or in any way connected with your employment relationship with or separation from employment and any other transactions, occurrences, acts or omissions or any loss, damage or injury whatsoever, known or unknown, resulting from any act or omission by or on the part of Company Releasees committed or omitted on or prior to the date you sign this Agreement. (Capitalized terms, not otherwise defined herein shall have the meaning ascribed to them in that certain Employee Separation Agreement between you and the Company) Without limiting the generality of the foregoing, this release includes all claims that are capable of release under any federal, state, or local law or regulation dealing with the employment relationship, including but not limited to employment discrimination, harassment, and retaliation based on any protected category, whistleblower claims, and the payment of wages, salary, vacation, and bonuses, including but not limited to statutes such as federal and state discrimination laws, wage and hour laws, whistleblower laws, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Lilly Ledbetter Fair Pay Act of 2009, the Equal Pay Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act (“ADEA”), the Family and Medical Leave Act, the Employee Retirement Income Security Act (excluding COBRA), the Vietnam Era Veterans Readjustment Assistance Act, the Fair Credit Reporting Act, the Occupational Safety and Health Act, the Sarbanes- Oxley Act of 2002, state and federal False Claims Act, the Worker Adjustment and Retraining Act (WARN), the Pennsylvania Human Relations Act, the Pennsylvania Whistleblower Law, all as amended; any and all claims under Pennsylvania law and/or the law of any other states and localities that apply to your employment with Company; as well as all claims for emotional distress or pain and suffering; and/or any other statutory or common law claims, now existing or hereinafter recognized, known or unknown, including, but not limited to, breach of contract, whether oral or written, express or implied; promissory estoppel; any tort, including, without limitation, assault, battery, libel, slander, defamation, misrepresentation, intentional interference with contract, fraud, wrongful discharge, or any claim for equity or other benefits; or any other statutory and/or common law claim.

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ii.	You specifically and expressly acknowledge that this Agreement is intended to include and extinguish all claims, known and unknown, which exist up to and including the date you sign this Agreement and which arise from your employment with Company, Employment Agreement or separation from employment and that no possible claim against Company Releasees would materially affect or change your complete and voluntary acceptance of this Agreement, even if such claim were unknown at the time of signing of this Agreement and discovered after that signing.

iii.	You understand and acknowledge that any and all tax liabilities associated with the vesting of the Accelerated Shares (“Tax Liabilities”) are and shall be solely yours and, notwithstanding anything to the contrary herein contained, you shall indemnify and hold harmless the Company from and against any Tax Liability and costs of collection of any such Tax Liabilities

iv.	Notwithstanding anything to the contrary in this Section, this release does not include the release of any rights: (a) that cannot by law be released by private agreement, including but not limited to rights that cannot be released under the Fair Labor Standards Act of 1938 or rights relating to workers’ compensation and unemployment benefits; (b) of indemnification or defense pursuant to applicable law, any applicable indemnification agreement between you and Company, Company’s Bylaws, or any policy of insurance (including D&O insurance) applicable to you, and subject to the terms and conditions of any such applicable agreements or policies; (c) any vested benefits or rights you may have under any employee benefit plan pursuant to the Employee Retirement Income Security Act; or (d) to enforce this Agreement.

v.	Nothing in this Agreement prevents you from cooperating with, or participation in any proceeding before, the Equal Employment Opportunity Commission or a state fair employment practices agency, except that you acknowledge and agree that you may not be able to recover any monetary benefits in connection with any such proceeding. Notwithstanding the foregoing, nothing contained in this Agreement prevents, impedes or interferes with your ability to engage in any activities that cannot be released as a matter of law under the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other governmental agency, commission or entity presiding over violations of federal law or regulation (“Government Agencies”), without notice to Company. This Agreement does not prevent, impede or interfere with your right to receive an award for information provided to any Government Agencies as set forth above. Further, nothing in this release or Agreement shall be deemed to limit the Company’s right to seek immediate dismissal of such charge or complaint on the basis that your signing of this Agreement constitutes a full release of any individual rights under federal or state discrimination laws, or the Company’s right to seek restitution or other legal remedies to the extent permitted by law of the economic benefits provided to you under this Agreement in the event that you successfully challenge the validity of this release and prevail in any claim under federal or state discrimination laws. The terms of this Agreement do not limit you from receiving an award for information provided under a whistleblower statute to any governmental agency.

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vi.	In the event of a breach of this Agreement, the Company will be able to seek any legal or equitable remedy available to the Company, such as a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that monetary damages would not afford an adequate remedy, and without the necessity of posting any bond or other security

B.	WAIVER OF RIGHTS UNDER THE PENNSYLVANIA MINIMUM WAGE ACT AND SIMILAR STATUTES.

You acknowledge, agree and understand that employees have certain rights under the Pennsylvania Minimum Wage Act, as interpreted by Pennsylvania Code Title 34, Ch. 231, (the “PA Minimum Wage Act”) regarding when, how, and how much they must be paid, including but not limited to the right to be paid wages earned within timeframes provided in the PA Minimum Wage Act; that wages include amounts payable to employee for hours worked, which may include salaries, determined and due commissions, overtime pay, tips, and earned vacation or holiday payments due to employees under oral or written agreements; and that employees have the right to bring private lawsuits for violation of the PA Minimum Wage Act. You expressly agree that you are releasing the Company Releasees from any claim or claims you might have for back wages, salary, vacation pay, draws, incentive pay, bonuses, commissions or any and all other form of compensation under the Pennsylvania Minimum Wage Act, as interpreted by Pennsylvania Code Title 34. Ch. 231, as amended or any other similar statute that may apply to your employment with the Company.

C.	Release by Symbolic.

i.	Except as to potential claims by the Company against you for fraud, embezzlement, other conduct that constitutes a crime under state or federal law, or misappropriation of Company property (including intellectual property), the Company hereby voluntarily, irrevocably, and unconditionally generally releases and discharges you and your heirs, assigns, executors, agents, attorneys, and representatives (collectively, “Your Releasees”) from any and all suits, causes of action, complaints, obligations, demands, common law or statutory claims of any kind, whether in law or in equity, direct or indirect, known or unknown, which Company ever had or now has against Your Releasees, or any of them arising out of or relating to your employment with Company occurring up to and including the date of this Agreement.

ii.	Symbolic represents and warrants that the Company is not currently aware of any factual basis to assert against you any claims, including any claims for fraud, embezzlement, other conduct that constitutes a crime under state or federal law, or misappropriation of Company property (including intellectual property).

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D.	OWBPA, Right to Counsel, and Right to Revoke. Because you are at least forty (40) years of age, you have specific rights under the ADEA and Older Workers Benefits Protection Act (“OWBPA”). The release in this Agreement is intended to release any claim you may have against Symbolic alleging discrimination on the basis of age under the ADEA, OWBPA and other laws. Notwithstanding anything to the contrary in this Agreement, the release in this Section D does not cover rights or claims under the ADEA that arise from acts or omissions that occur after the date you sign this Agreement.

Pursuant to the OWBPA, Symbolic hereby advises you in writing to consult with legal counsel of your choice prior to signing this Agreement for the purpose of reviewing and understanding the terms of this Agreement. Consistent with the provisions of the OWBPA, the Company is providing you with twenty-one (21) days to consider and accept the terms of this Agreement by electronically signing the execution copy that will be sent to you. You agree that any changes to this Agreement, whether material or immaterial, will not restart the running of this twenty-one (21) day period. Please note that you may not execute the Agreement before the Resignation Date. In addition, you may rescind your assent to this Agreement if, within seven (7) days after you sign this Agreement, you deliver a notice of rescission to Matthew Gerritsen, 941 Plymouth St., Bridgewater, MA 02324 with a copy by electronic mail to elaine.martel@schange.com. To be effective, such rescission must be received within the seven (7) day period.

E.	Confidentiality and Other Post-Employment Obligations. This Agreement is confidential, and except as otherwise indicated in this Agreement, you will not disclose its terms to anyone other than your spouse, attorney, accountant, or tax advisor on an as- needed basis and if such individuals agree that they will not disclose to others the existence or terms of this Agreement. You will comply with any post-separation obligations you have to the Company, including regarding confidential and trade secret information and any other post-termination obligations set forth in the Separation Agreement and Release.

F.	Notice of Immunity Under the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this document:

i.	You will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that:

a.	is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or

b.	is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

ii.	If you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the Company’s trade secrets to your attorney and use the trade secret information in the court proceeding if you: file any document containing the trade secret under seal; and do not disclose the trade secret, except pursuant to court order.

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G.	Payment of Final Wages. You acknowledge that on the Resignation Date, you were paid for all wages earned through the last day worked, as well as any other accrued amounts owed under applicable law or Company policy. Such payment was not conditioned on you signing this Agreement.

H.	Governing Law; Jurisdiction;. This Agreement and any claims arising out of this Agreement or your employment with the Company shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and shall in all respects be interpreted, enforced and governed under the internal and domestic laws of Pennsylvania, without giving effect to the principles of conflicts of laws of such state. Any disputes relating to or arising under this Agreement or your employment with the Company shall be brought exclusively in the state or federal courts of the Commonwealth of Pennsylvania and the parties explicitly consent to the exclusive jurisdiction of those courts over such disputes.

I.	Miscellaneous.

i.	You may not assign any of your rights or delegate any of your duties under this Agreement. The Company may assign this Agreement, without notice to you, and the Company’s rights and obligations shall inure to the benefit of its successors and assigns by merger, acquisition, or other transaction. No waiver, amendment or modification of this Agreement is effective unless in writing signed by both parties.

ii.	If any provision of this Agreement as applied to any party or to any circumstance should be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, it may be stricken or reformed and the invalidity of that provision shall in no way affect (to the maximum extent permissible by law) the application of such provision under circumstances different from those adjudicated by the court, the application of any other provision of this Agreement, or the enforceability or invalidity of this Agreement as a whole.

J.	Acknowledgment of Full Understanding. YOU FULLY ACKNOWLEDGE AND AGREE THAT YOU HAVE FULLY READ, UNDERSTAND, AND VOLUNTARILY ENTER INTO THIS AGREEMENT.

SIGNATURE PAGE TO FOLLOW

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SYMBOLIC LOGIC, INC.

/s/ Igor Volshteyn
By: Igor Volshteyn
Its: CEO

Accepted and Agreed To:

/s/ Matthew Stecker

Matthew Stecker

Dated:	Aug 26, 2022

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IF YOU DO NOT WISH TO USE THE 21-DAY PERIOD,

PLEASE CAREFULLY REVIEW AND SIGN THIS DOCUMENT

I, Matthew Stecker, acknowledge that I was informed and understand that I have 21 days within which to consider the attached Separation Agreement and Release, have been advised of my right to consult with an attorney regarding such Agreement and have considered carefully every provision of the Agreement, and that after having engaged in those actions, I prefer to and have requested that I enter into the Agreement prior to the expiration of the 21-day period.

Dated:	Aug 26, 2022	/s/ Matthew Stecker
Matthew Stecker